As filed with the Securities and Exchange Commission on February 10, 2003
Registration No. 333- ________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MTI TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-3601802
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14661 Franklin Avenue
Tustin, CA 92780
(Address of Principal Executive Offices)

2001 Stock Incentive Plan
(Full Title of Plan)

Thomas P. Raimondi, Jr.
President and Chief Executive Officer
14661 Franklin Avenue
Tustin, CA 92780
(Name and Address of Agent for Service)

(800) 999-9684
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Tamara Powell Tate, Esq.
Morrison & Foerster LLP
Twelfth Floor
19900 MacArthur Boulevard
Irvine, California 92612-2445
(949) 251-7500

CALCULATION OF REGISTRATION FEE

			Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	To	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Be Registered (1)		Per Unit (3)	Price (3)	Registration Fee

Common Stock, $.001 par value per share	987,382 shares (2)		$0.50	$493,691	$46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Registrant’s 2001 Stock Incentive Plan (the “Plan”).

(2)	Represents shares of Common Stock that are available for issuance under the Plan as a result of the automatic “evergreen” provision contained in the Plan (which includes shares authorized to be issued under the Plan pursuant to the awards granted under the Registrant’s 2001 Non-employee Director Option Program).

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq SmallCap Market on February 7, 2003.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2

     Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-66716) relating to the 2001 Stock Incentive Plan of MTI Technology Corporation (the “Registrant”), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

     a.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 6, 2002, which includes audited consolidated financial statements for the Registrant’s latest fiscal year.

     b.     The Registrant’s Quarterly Report on Form 10-Q for the fiscal periods ended July 6, 2002 and October 5, 2002, filed with the Commission on August 26, 2002 and November 19, 2002, respectively.

     c.     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited consolidated financial statements described in (a) above.

     d.     The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A, filed February 15, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (see Signature Page).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, MTI Technology Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on February 7, 2003.

MTI TECHNOLOGY CORPORATION

By:	/s/ Thomas P. Raimondi, Jr.

Thomas P. Raimondi, Jr. President, Chief Executive Officer and Vice Chairman of the Board of Directors

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Thomas P. Raimondi, Jr. and Mark A. Franzen, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas P. Raimondi, Jr.	President, Chief Executive	February 7, 2003
Officer, Vice Chairman of the Board of
Thomas P. Raimondi, Jr.	Directors (Principal Executive Officer)

/s/ Mark A. Franzen	Chief Financial Officer	February 7, 2003
(Principal Financial Officer)
Mark A. Franzen

Signature	Title	Date

/s/ Franz Cristiani	Director	February 7, 2003

Franz Cristiani

/s/ Val Kreidel	Director	February 7, 2003

Val Kreidel

/s/ Al Melrose	Director	February 7, 2003

Al Melrose

/s/ John Repp	Director	February 7, 2003

John Repp

/s/ Kent Smith	Director	February 7, 2003

Kent Smith

/s/ Ralph J. Yarro, III	Director	February 7, 2003

Ralph J. Yarro, III

/s/ Darcy Mott	Director	February 7, 2003

Darcy Mott

INDEX TO EXHIBITS

Exhibit
Number	Document

5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (see Signature Page).